Exhibit 99.1

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE                 Contact:    Karlyn Oberg
February 28, 2006                                 Director of Investor Relations
                                                  916-786-1799
                                                  k.oberg@surewest.com

           SUREWEST REPORTS FOURTH QUARTER AND FULL YEAR 2005 RESULTS ANNUAL REVENUES TOP $218 MILLION; NET INCOME REACHES $6.4 MILLION

(ROSEVILLE, CALIFORNIA)--Leading independent telecommunications holding company SureWest Communications (NASDAQ: SURW) announced operating results today for the quarter and year ended December 31, 2005. Total operating revenues grew from $211.8 million in 2004 to $218.6 million in 2005, yielding net income of $6.4 million in 2005 as compared to a loss of $1.1 million in 2004. In the fourth quarter of 2005, net income was $1.4 million on operating revenues of $53.9 million. In the year earlier quarter, the Company recorded a net loss of $1.5 million on operating revenues of $54.8 million.

Other highlights from 2005, with comparisons to 2004 include:

     o Consolidated Operating EBITDA of $69.7 million, up 40%; Broadband segment up 58%, Wireless segment up 81% and Telecom segment up 5%

     o Broadband revenues of $49.9 million, up 27%; Wireless revenues of $34.2 million, up 9%

     o    Consolidated revenues up 3%; total operating expenses down nearly 4%

     o    Capital expenditures of $69.8 million, down 2%

"In 2005 the Company demonstrated its ability to continue to drive top line revenue growth by increasing our subscriber base and by selling more products and services to our existing customers," commented Steve Oldham, president and chief executive officer. "Our Fiber-to-the-Premise (FTTP) customers increased by 28% over 2004 and the demand for subscribed revenue generating products from those customers increased by 30%.

"We will continue to keep a focus on reducing costs and gaining efficiencies in every business segment, while we aggressively pursue revenue growth," continued Oldham. "We are strengthening our position in the market place - providing superior products at competitive prices. SureWest continues to differentiate itself from competitors by providing superior customer service and reaching out to customers."

Consolidated Results
--------------------

Consolidated 2005 revenues of $218.6 million represent a 3% increase over 2004 revenues, with Broadband and Wireless revenues contributing 39% of the consolidated total. A regulatory change in accounting estimate increased revenues by $2.9 million in the fourth quarter of 2004, as a result of a shareable earnings settlement agreement approved by the California Public Utilities Commission. This contributed to slightly lower fourth quarter 2005 revenues of $53.9 million compared to the year-earlier quarter.

Total operating expenses decreased by almost 4% on a consolidated basis in 2005, while consolidated operating expenses, exclusive of depreciation and amortization, decreased 8% year-over-year to $148.9 million. Consolidated operating expenses in the fourth quarter of 2005 were down nearly 13% from the fourth quarter of 2004, to $50.3 million. In both reporting periods, the reduction in expenses was due, in part, to the inclusion in 2004 of approximately $3.8 million in costs associated with the Company's early retirement program. The impact of labor cost reductions continues to be the largest factor in operating expense reductions.

Full year operating earnings before interest, taxes, depreciation and amortization (defined as Operating EBITDA and reconciled to GAAP results in the accompanying tables) increased by nearly $20 million, or 40%, to $69.7 million on a consolidated basis. As a percentage of revenue, Operating EBITDA margin was almost 32% for the year. In the fourth quarter of 2005 Operating EBITDA grew to $17.6 million or by more than 78% compared to the prior year quarter.

Fourth quarter and full year 2005 income before income taxes benefited from the resolution of a claim filed in 2003 in the MCI bankruptcy proceeding. SureWest received a distribution of cash and stock with a combined value of approximately $1.4 million which increased revenues and decreased expenses in the fourth quarter of 2005.

Net income for the year totaled $6.4 million, or $0.44 per share, up from a loss of $1.1 million or an $0.08 loss per share in 2004. In the fourth quarter of 2005, net income was $1.4 million, or $0.10 per share compared to a loss of $1.5 million or a $0.10 loss per share in 2004.

Business Segment Results
------------------------

TELECOM SEGMENT

The Telecom segment includes the results of operations for the Company's Directories and Long Distance operations, as well as local, toll and network access service operations in the ILEC service territory. As of December 2005, long distance customers increased 10% compared to December 2004, resulting in a 12% increase in penetration, to just over 40%. The Telecom segment experienced a 2% decline in access lines in 2005, however, consolidated access lines, which include access lines from both the Telecom and Broadband segments, are up 1% over year end 2004.

Full-year 2005 Telecom revenues of $134.5 million represent a 5% decrease compared to 2004. Contributing to the decrease were declines in local and network access revenues resulting from competition from wireless (including SureWest Wireless) and wireline competitors in providing local access, a reduction in access lines, and the effects of the previously mentioned shareable earnings settlement agreement. Excluding the effects of the 2004 sharing agreement, Telecom segment revenues decreased less than 3% in 2005 compared to 2004. Fourth quarter 2005 revenues decreased 2% after eliminating the 2004 effect of the shareable earnings settlement agreement.

Operating expenses, exclusive of depreciation and amortization, decreased 17% and 7%, respectively, for the quarter and year ended December 2005. Cost savings in the Telecom segment related primarily to labor cost reductions from the Company's early retirement program, as well as operating efficiencies gained from the integration of customer support systems.

The Telecom segment continues to contribute strong Operating EBITDA and net income to consolidated operations, ending 2005 with Operating EBITDA of $79.0 million, a 5% increase compared to 2004, and net income of $30.0 million, an increase of 6% compared to 2004. For the fourth quarter of 2005, the Telecom segment posted Operating EBITDA of $20.2 million, an increase over the fourth quarter of 2004 of almost 16% and net income of $6.7 million, an increase of nearly 23% over the fourth quarter of 2004.

BROADBAND SEGMENT

The Broadband segment includes results of operations for the Company's InfinitAccess(TM) bundled services. The combination of new customers and the sale of services to existing customers resulted in FTTP subscribers increasing 28% while revenue generating units from those customers increased 30%, year over year. Full year 2005 revenues increased 27% over 2004, bringing Broadband segment revenues to the $50 million milestone. Fourth quarter 2005 revenues increased 23% over fourth quarter 2004, to $13.2 million.

"The Broadband segment is clearly the fastest growing area of our business and we are very pleased with the segment results for 2005," commented Fred Arcuri, senior vice president and chief operating officer. "Improved customer satisfaction combined with our superior products is evident in the fourth quarter monthly Broadband churn rate of 1.4%, which is down from 1.8% in the fourth quarter of 2004."

Total Broadband segment operating expenses, exclusive of depreciation and amortization, of $59.9 million represents a 2% decrease compared to 2004, due in large part to consolidating billing systems and the resulting elimination of maintenance and service agreements associated with maintaining multiple systems. Total operating expenses, exclusive of depreciation and amortization, decreased 5% to $15.9 million in the fourth quarter of 2005.

Higher Broadband segment revenues coupled with lower overall expenses resulted in Operating EBITDA improvement of $11.6 million, or 58%, in 2005 compared to 2004, and net income improvement of more than 17%.

WIRELESS SEGMENT

Subscribers in the Wireless segment increased over 2% as of December 2005 compared to December 2004, with a 5.7% increase in contract subscribers. At year-end, 92% of all wireless subscribers were on a one- or two-year contract. To address churn of 3.4% in the fourth quarter of 2005, new roaming packages were introduced late in the quarter.

Revenues for 2005 increased more than 9% over 2004, to $34.2 million; on a quarterly basis, Wireless segment revenues increased 4% to $8.4 million. Higher revenues were the result of the larger subscriber base, higher equipment prices, increases in long distance revenues resulting from the introduction of long distance calling plans and higher feature revenues.

Wireless segment operating expenses, exclusive of depreciation and amortization, declined from 2004 to 2005 by just over 1%, to $37.8 million. For the fourth quarter of 2005, operating expenses, exclusive of depreciation and amortization, decreased 12% over the fourth quarter of 2004 due in large part to reduced sales translating to lower commissions, and operating efficiencies resulting from company-wide contact center integration.

Wireless Operating EBITDA improved approximately 81% for both 2005 and the fourth quarter, for full year improvement in Operating EBITDA of $4.3 million. The net loss for the fourth quarter was reduced from $2.7 million in 2004 to $1.7 million in 2005, and for the full year, the net loss was reduced to $8.2 million from $10.8 million in 2004.

Balance Sheet Summary
---------------------

Consolidated capital expenditures for 2005 totaled $69.8 million, representing a decrease of nearly 2% over 2004. Cash and equivalents, including short term investments, at December 31, 2005, were $8.3 million compared to $18.1 million at the end of 2004. Long-term obligations excluding the current portion at December 31, 2005, totaled $85.5 million compared to $89.1 million at year-end 2004. Short-term borrowings increased to $30 million at year-end 2005, from $10 million at year-end 2004.

SureWest paid $14.6 million in dividends in 2005, representing a quarterly payment of $0.25 per share. SureWest has paid 209 consecutive quarterly dividends.

Conference Call and Webcast
---------------------------

SureWest Communications will provide details about its results and business strategy on Wednesday, March 1, 2006 at 11:00 a.m. Eastern Time. A simultaneous live webcast of the call will be available at www.surw.com and will be archived shortly after the conclusion of the call for replay through the second quarter of 2006. Additionally, a telephone replay of the call will be available through Saturday, March 4, 2006 by dialing (888) 286-8010 and entering passcode 26452794.

ABOUT SUREWEST

With more than 90 years in Northern California, SureWest and its family of companies together provide a wide variety of highly reliable advanced communications products and services. SureWest provides digital TV, fiber optics, PCS wireless, DSL, high-speed Internet access, data transport, local and long distance telephone service, and directories with the highest standards of customer care. For more information, visit the SureWest web site at www.surewest.com.

SAFE HARBOR STATEMENT

Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California in general, and in the Sacramento, California Metropolitan area in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation, and unanticipated changes in the growth of the company's emerging businesses, including the wireless, Internet, video and Competitive Local Exchange Carrier operating entities.

                                       ###

                             SUREWEST COMMUNICATIONS
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)
                (Amounts in thousands, except per share amounts)

                                                     Quarter Ended   Quarter Ended
                                                      December 31,    December 31,        %
                                                         2005            2004           Change
                                                     -------------   -------------   -------------
Operating Revenues:
    Local service                                    $      15,691   $      19,160           -18.1%
    Network access service                                  10,205          10,851            -6.0%
    Directory advertising                                    4,338           4,091             6.0%
    Long distance service                                    1,513           1,223            23.7%
    Wireless service                                         8,441           8,091             4.3%
    Internet service                                         4,599           4,218             9.0%
    Residential broadband service                            6,395           5,013            27.6%
    Business broadband service                               2,241           1,530            46.5%
    Other                                                      526             644           -18.3%
                                                     -------------   -------------   -------------
      Total operating revenues                              53,949          54,821            -1.6%

Operating expenses:
    Cost of services and products
      (exclusive of depreciation and amortization)          17,973          22,956           -21.7%
    Customer operations and selling                          8,763          10,917           -19.7%
    General and administrative                               9,627          11,106           -13.3%
    Depreciation and amortization                           13,919          12,535            11.0%
                                                     -------------   -------------   -------------
      Total operating expenses                              50,282          57,514           -12.6%
                                                     -------------   -------------   -------------

Income (loss) from operations                                3,667          (2,693)          236.2%

Other income (expense):
    Investment income                                          262              36           627.8%
    Interest expense                                        (1,592)         (1,211)           31.5%
    Corporate treasury loss recovery                             -           1,803
    Other, net                                                (165)           (198)          -16.7%
                                                     -------------   -------------   -------------
      Total other expense, net                              (1,495)            430          -447.7%
                                                     -------------   -------------   -------------

Income (loss) before income taxes                            2,172          (2,263)          196.0%

Income tax expense (benefit)                                   744            (795)          193.6%
                                                     -------------   -------------   -------------
Net income (loss)                                    $       1,428   $      (1,468)          197.3%
                                                     =============   =============   =============

Earnings per share:
    Basic and diluted earnings (loss) per share      $        0.10   $       (0.10)          200.0%
                                                     =============   =============   =============

Shares of common stock used to calculate
    earnings (loss) per share:
      Basic                                                 14,552          14,534             0.1%
                                                     =============   =============   =============
      Diluted                                               14,631          14,534             0.7%
                                                     =============   =============   =============

                             SUREWEST COMMUNICATIONS
                        CONSOLIDATED STATEMENTS OF INCOME
                (Amounts in thousands, except per share amounts)

                                                       Year Ended     Year Ended
                                                      December 31,    December 31,        %
                                                         2005            2004           Change
                                                     -------------   -------------   -------------
Operating Revenues:
    Local service                                    $      63,522   $      69,560            -8.7%
    Network access service                                  44,214          46,161            -4.2%
    Directory advertising                                   17,383          16,283             6.8%
    Long distance service                                    6,016           5,184            16.0%
    Wireless service                                        34,205          31,261             9.4%
    Internet service                                        17,829          16,679             6.9%
    Residential broadband service                           23,991          17,077            40.5%
    Business broadband service                               8,095           5,660            43.0%
    Other                                                    3,333           3,898           -14.5%
                                                     -------------   -------------   -------------
      Total operating revenues                             218,588         211,763             3.2%

Operating expenses:
    Cost of services and products
      (exclusive of depreciation and amortization)          77,071          80,853            -4.7%
    Customer operations and selling                         34,595          37,175            -6.9%
    General and administrative                              37,222          43,820           -15.1%
    Depreciation and amortization                           53,770          48,596            10.6%
                                                     -------------   -------------   -------------
      Total operating expenses                             202,658         210,444            -3.7%
                                                     -------------   -------------   -------------

Income from operations                                      15,930           1,319          1107.7%

Other income (expense):
    Investment income                                          445             201           121.4%
    Interest expense                                        (5,675)         (4,505)           26.0%
    Corporate treasury loss recovery                                         1,803
    Other, net                                                (414)           (443)           -6.5%
                                                     -------------   -------------   -------------
      Total other expense, net                              (5,644)         (2,944)           91.7%
                                                     -------------   -------------   -------------

Income (loss) before income taxes                           10,286          (1,625)          733.0%

Income tax expense (benefit)                                 3,908            (497)          886.3%
                                                     -------------   -------------   -------------
Net income (loss)                                    $       6,378   $      (1,128)          665.4%
                                                     =============   =============   =============

Earnings per share:
    Basic and diluted earnings (loss) per share      $        0.44   $       (0.08)          650.0%
                                                     =============   =============   =============

Shares of common stock used to calculate
    earnings (loss) per share:
      Basic                                                 14,552          14,531             0.1%
                                                     =============   =============   =============
      Diluted                                               14,631          14,531             0.7%
                                                     =============   =============   =============

                             SUREWEST COMMUNICATIONS
                           CONSOLIDATED BALANCE SHEETS
                             (Amounts in thousands)

                                                                         December 31,    December 31,
                                                                            2005            2004
                                                                        -------------   -------------
ASSETS
    Current assets:
      Cash and cash equivalents                                         $       7,633   $      18,119
      Short-term investments                                                      617               -
      Accounts receivable, less allowances of $ 5,219 and $ 3,850
        at December 31, 2005 and 2004, respectively)                           23,234          20,155
      Inventories                                                               5,626           5,578
      Deferred directory costs                                                  5,130           5,599
      Prepaid expenses                                                          3,918           2,359
      Deferred income tax benefit                                              14,502          13,721
                                                                        -------------   -------------
    Total current assets                                                       60,660          65,531

    Property, plant and equipment, net                                        381,075         365,613

    Intangible and other assets:
      Wireless spectrum licenses, net                                          13,566          13,566
      Goodwill                                                                  2,171           2,171
      Intangible asset relating to pension plans                                  456             802
      Intangible asset relating to favorable operating leases, net                393             506
      Deferred charges and other assets                                           708             714
                                                                        -------------   -------------
                                                                               17,294          17,759
                                                                        -------------   -------------
                                                                        $     459,029   $     448,903
                                                                        =============   =============

LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities:
      Short-term borrowings                                             $      30,000   $      10,000
      Current portion of long-term debt and capital lease obligations           3,669           3,991
      Accounts payable                                                          3,634           2,886
      Other accrued liabilities                                                20,496          22,038
      Current portion of contractual shareable earnings obligations             2,932           3,040
      Estimated shareable earnings obligations                                    293             396
      Advance billings and deferred revenues                                    9,730           9,883
      Accrued income taxes                                                      1,015           1,549
      Accrued pension benefits                                                  7,615           3,216
      Accrued compensation                                                      5,772           5,830
                                                                        -------------   -------------
    Total current liabilities                                                  85,156          62,829

    Long-term debt and capital leae obligations                                85,473          89,143
    Long-term contractual shareable earnings obligations                        3,695           6,202
    Deferred income taxes                                                      40,398          37,855
    Other liabilities and deferred revenues                                    12,556          11,537

    Commitments and contingencies

    Shareholders' equity:
      Common stock, without par value; 100,000
         shares authorized, 14,629 and 14,591 shares issued and
         outstanding at December 31, 2005 and 2004 respectively               164,598         161,824
      Deferred stock-based compensation                                        (2,255)           (949)
      Accumulated other comprehensive loss                                     (4,909)         (2,126)
      Retained earnings                                                        74,317          82,588
                                                                        -------------   -------------
    Total shareholders' equity                                                231,751         241,337
                                                                        -------------   -------------
                                                                        $     459,029   $     448,903
                                                                        =============   =============

                  OPERATING EBITDA RECONCILIATION TO NET INCOME
                                   (Unaudited)
                             (Amounts in thousands)

                                      Quarter Ended December 31, 2005                 Quarter Ended December 31, 2004
                                ---------------------------------------------   ---------------------------------------------
                                 Telecom    Broadband    Wireless     Consol     Telecom    Broadband    Wireless    Consol
                                ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net income/(loss)               $   6,701   $  (3,605)  $  (1,668)  $   1,428   $   5,451   $  (4,181)  $  (2,738)  $  (1,468)

Add back : Income Taxes             6,956      (4,300)     (1,912)        744       6,528      (4,655)     (2,668)       (795)

Less : Other Income/(Expense)         (37)     (1,052)       (406)     (1,495)        989        (197)       (362)        430

Add back : Depreciation
 & Amortization                     6,518       4,605       2,796      13,919       6,507       3,127       2,901      12,535
                                ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Operating EBITDA (1)            $  20,212   $  (2,248)  $    (378)  $  17,586   $  17,497   $  (5,512)  $  (2,143)  $   9,842
                                =========   =========   =========   =========   =========   =========   =========   =========

(1) Operating EBITDA represents net income (loss) excluding amounts for income taxes, depreciation and amortization and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry. Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

        OPERATING EBITDA RECONCILIATION TO NET INCOME
                   (Unaudited)
             (Amounts in thousands)

                                         Year Ended December 31, 2005                    Year Ended December 31, 2004
                                ---------------------------------------------   ---------------------------------------------
                                 Telecom    Broadband    Wireless     Consol     Telecom    Broadband    Wireless    Consol
                                ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net income/(loss)               $  30,033   $ (15,438)  $  (8,217)  $   6,378   $  28,322   $ (18,627)  $ (10,823)  $  (1,128)

Add back : Income Taxes            22,951     (12,579)     (6,464)      3,908      22,347     (14,558)     (8,286)       (497)

Less : Other Income/(Expense)        (609)     (3,232)     (1,803)     (5,644)        732      (1,845)     (1,831)     (2,944)

Add back : Depreciation
  & Amortization                   25,428      16,451      11,891      53,770      25,227      11,397      11,972      48,596
                                ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Operating EBITDA (1)            $  79,021   $  (8,334)  $    (987)  $  69,700   $  75,164   $ (19,943)  $  (5,306)  $  49,915
                                =========   =========   =========   =========   =========   =========   =========   =========

(1) Operating EBITDA represents net income (loss) excluding amounts for income taxes, depreciation and amortization and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry. Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

                             SUREWEST COMMUNICATIONS
                           SELECTED OPERATING METRICS

                                                            As of and for the quarter ended
                                                     ---------------------------------------------
                                                      December 31,   December 31,        Pct
                                                         2005           2004            Change
                                                     -------------   -------------   -------------
LINE SUMMARY
ILEC access lines                                          129,291         131,905            -2.0%
Broadband access lines (1)                                  17,729          13,224            34.1%
Total SureWest access lines                                147,020         145,129             1.3%

TELECOM
ILEC access lines                                          129,291         131,905            -2.0%
ILEC voice-grade equivalents (2)                           378,600         441,100           -14.2%
Long distance lines                                         52,288          47,512            10.1%
Long distance penetration                                     40.4%           36.0%           12.3%

BROADBAND
DSL subscribers                                             27,876          23,811            17.1%
DSL ARPU                                             $       51.08   $       51.50            -0.8%
DSL revenue-generating units (RGUs) (3)                     29,819          24,739            20.5%
    Video RGUs                                               2,090           1,097            90.5%
    Data RGUs                                               27,729          23,642            17.3%
FTTP subscribers                                            20,039          15,689            27.7%
FTTP ARPU                                            $       99.62   $      104.44            -4.6%
FTTP revenue-generating units (RGUs) (4)                    47,110          36,319            29.7%
    Voice RGUs                                              15,526          11,345            36.9%
    Video RGUs                                              14,048          11,894            18.1%
    Data RGUs                                               17,536          13,080            34.1%
FTTP marketable homes                                       88,700          67,700            31.0%
FTTP marketable homes penetration (5)                         22.3%           23.0%           -3.0%
FTTP churn                                                     1.4%            1.8%          -22.2%
CLEC access lines                                            2,203           1,879            17.2%
CLEC voice-grade equivalents (2)                           295,500         148,600            98.9%

WIRELESS
Total subscribers                                           53,858          52,657             2.3%
    Contract subscribers                                    49,539          46,861             5.7%
POPs                                                     3,532,000       3,477,000             1.6%
POPs covered                                             2,759,000       2,710,000             1.8%
Net contract additions                                         165           4,964           -96.7%
Net non-contract additions                                    -125          -1,379           -90.9%
Contract churn (6)                                             3.4%            3.1%            9.7%
ARPU                                                 $       47.60   $       49.56            -4.0%

(1)  The sum of CLEC access lines and FTTP voice RGUs.

(2) Voice-grade equivalents (VGEs) are calculated by dividing the capacity of all circuits in use by 64 kilobits (bandwidth representing a voice access line), excluding ethernet service and Broadband FTTP data RGUs. DSL VGEs are counted as two 64 kbps channels.

(3) DSL revenue-generating units (RGUs) are the sum of all primary digital video and high-speed data connections, excluding additional units. Telephony units are included in ILEC Access Lines.

(4) FTTP revenue-generating units (RGUs) are the sum of all primary digital video, telephony and high-speed data connections, excluding additional units.

(5) FTTP marketable home penetration is calculated on residential marketable homes passed and residential FTTP subscribers. The total FTTP subscribers also includes 257 and 127 Small-Medium Enterprise customers in 2005 and 2004, respectively, which are not included in the penetration rate.

(6) Quarterly turnover in contract customers (total contract customer disconnects divided by sum of monthly average contract subscribers).

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